UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2005

Affirmative Insurance Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50795	75-2770432
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas		75001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-728-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2005, Affirmative Insurance Holdings, Inc. (the "Company") entered into a definitive agreement to repurchase 2,000,000 shares of Company common stock currently held by Vesta Insurance Group, Inc. ("Vesta"), at a price of $14.00 per share (the "Agreement"). As of March 4, 2005, Vesta and its subsidiary, Vesta Fire Insurance Corporation, beneficially owned a total of 7,218,228 shares of Company common stock, which amounted to 42.8% of the outstanding common stock. After the repurchase, Vesta will beneficially own approximately 35.1% of the Company’s common stock. The Agreement also provides for Vesta’s withdrawal of its previously announced demand that Affirmative register approximately 3,000,000 shares of its common stock.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the actual terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 19, 2005, the Company issued a press release regarding its execution of a definitive agreement to purchase Company common stock from Vesta. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in this item, including the exhibit, shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be "filed" with the SEC under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1 Stock Purchase Agreement dated as of May 19, 2005 by and between Affirmative Insurance Holdings, Inc. and Vesta Insurance Group, Inc.
99.1 Press release dated May 19, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affirmative Insurance Holdings, Inc.

May 25, 2005	By:	Timothy A. Bienek

Name: Timothy A. Bienek
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of May 19, 2005 by and between Affirmative Insurance Holdings, Inc. and Vesta Insurance Group, Inc.
99.1	Press release dated May 19, 2005